UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

ETF Managers Group Commodity Trust I
(Exact name of registrant as specified in its charter)
Delaware	(see below)
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
30 Maple Street, Suite 2, Summit, NJ	07901
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common units of Breakwave Tanker Shipping ETF, a series of the Registrant	NYSE Arca Inc.

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-199190

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of the Registrant's Securities to be Registered

The securities to be registered hereby are units of Breakwave Tanker Shipping ETF (the “Fund”), a series of the Registrant. The description of the units of the Fund set forth in the ETF Managers Group Commodity Trust I (the “Trust”) Registration Statement on Form S-1/A (File No. 333-266945) filed with the Securities and Exchange Commission on April 14, 2023, as amended from time to time (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such description and is subsequently filed is hereby also incorporated by reference herein.

The Fund to which this filing relates and its I.R.S. Employer Identification Number is as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number
Breakwave Tanker Shipping ETF	88-3567643

Item 2.	Exhibits

The following exhibits to this registration statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description
1	ETF Managers Group Commodity Trust I Form S-1/A Registration Statement, as amended (File No. 333-266945), filed with the Securities and Exchange Commission on April 14, 2023 (incorporated herein by reference).
2	Amended and Restated Declaration of Trust and Trust Agreement, incorporated herein by reference to Exhibit 3.1 to Pre-Effective Amendment No. 2 to the Trust’s Registration Statement (File No. 333-199190) filed on January 12, 2015.
3	Instrument Establishing Fund, herein incorporated by reference to Exhibit 3.1(b) to the Trust’s Registration Statement (File No. 333-266945) filed on August 17, 2022.
4	Amended Exhibit C to the Amended and Restated Declaration of Trust and Trust Agreement, herein incorporated by reference to Exhibit 3.1(c) to the Trust’s Registration Statement (File No. 333-266945) filed on August 17, 2022.
5	Certificate of Trust of ETF Managers Group Commodity Trust I, incorporated herein by reference to Exhibit 3.2 to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement (File No. 333-199190) filed on November 26, 2014.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 28, 2023

ETF Managers Group Commodity Trust I

By:	ETF Managers Capital, LLC,
as Sponsor

By:	/s/ Samuel Masucci III
Samuel Masucci III
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
1	ETF Managers Group Commodity Trust I Form S-1/A Registration Statement, as amended (File No. 333-266945), filed with the Securities and Exchange Commission on April 14, 2023 (incorporated herein by reference).
2	Amended and Restated Declaration of Trust and Trust Agreement, incorporated herein by reference to Exhibit 3.1 to Pre-Effective Amendment No. 2 to the Trust’s Registration Statement (File No. 333-199190) filed on January 12, 2015.
3	Instrument Establishing Fund, herein incorporated by reference to Exhibit 3.1(b) to the Trust’s Registration Statement (File No. 333-266945) filed on August 17, 2022.
4	Amended Exhibit C to the Amended and Restated Declaration of Trust and Trust Agreement, herein incorporated by reference to Exhibit 3.1(c) to the Trust’s Registration Statement (File No. 333-266945) filed on August 17, 2022.
5	Certificate of Trust of ETF Managers Group Commodity Trust I, incorporated herein by reference to Exhibit 3.2 to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement (File No. 333-199190) filed on November 26, 2014.